   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 1996

                                                       REGISTRATION NO. 33-46519
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                          EL PASO NATURAL GAS COMPANY
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                     74-0608280
       (State or other jurisdiction of                       (I.R.S. Employer
        Incorporation or organization)                     Identification No.)

                            EL PASO ENERGY BUILDING
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)

                           OMNIBUS COMPENSATION PLAN
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                               BRITTON WHITE, JR.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                          EL PASO NATURAL GAS COMPANY
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 757-2131
                      (Name, address and telephone number,
                   including area code, of agent for service)

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

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 33-46519) (the "Registration Statement") of El Paso Natural Gas Company (the "Registrant") is being filed solely for the purpose of filing additional exhibits to the Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Form 10-K");

     2. The Registrant's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1996, as amended pursuant to a Form 10-Q/A filed May 15, 1996, June 30, 1996 and September 30, 1996;

     3. The portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Stockholders held on April 30, 1996 that have been incorporated by reference into the Form 10-K;

     4. The Registrant's Current Reports on Form 8-K dated May 2, 1996, June 28, 1996, October 22, 1996, as amended pursuant to a Form 8-K/A filed November 5, 1996, and November 13, 1996;

     5. The Registrant's Registration Statement on Form 8-A filed with respect to the Common Stock, as amended to date; and

     6. Annual Report on Form 11-K for the El Paso Natural Gas Company Retirement Savings Plan for the fiscal year ended December 31, 1995.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of the Registrant's By-laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws of the Registrant provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, or employee of the Registrant or that, being or having been such a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan. The By-laws of the Registrant also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of the Registrant's Restated Certificate of Incorporation, as amended, provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such
Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Registrant maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Registrant and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended (the "Securities Act"), for acts or omissions by such persons while acting as directors or officers of the Registrant and/or its subsidiaries, as the case may be.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                      -----------
        *5.1         -- Opinion of Perkins Cole regarding legality of the Common Stock being registered.
        23.1         -- Consent of Coopers & Lybrand L.L.P.
        23.2         -- Consent of Arthur Andersen LLP.
        23.3         -- Consent of Ernst & Young LLP.
       *24.1         -- Consent of Coopers & Lybrand.
       *24.2         -- Consent of Perkins Cole (included in their Opinion filed as Exhibit
                        5.1).
       *25.1         -- Power of Attorney.
       *28.1         -- Omnibus Compensation Plan.
       *28.2         -- Stock Option Plan for Non-Employee Directors.

---------------

* Previously filed.

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 23, 1996.

                                            EL PASO NATURAL GAS COMPANY

                                            By:     /s/  WILLIAM A. WISE
                                              ----------------------------------
                                                       William A. Wise
                                                  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------
             /s/  WILLIAM A. WISE              Chairman of the Board, Chief  December 23, 1996
---------------------------------------------    Executive Officer and
               William A. Wise                   Director (Principal
                                                 Executive Officer)

            /s/  H. BRENT AUSTIN               Executive Vice President and  December 23, 1996
---------------------------------------------    Chief Financial Officer
               H. Brent Austin                   (Principal Financial
                                                 Officer)

           /s/  JEFFREY I. BEASON              Vice President, Chief         December 23, 1996
---------------------------------------------    Accounting Officer,
              Jeffrey I. Beason                  Controller and Treasurer
                                                 (Principal Accounting
                                                 Officer)

                                               Director
---------------------------------------------
              Byron Allumbaugh

                                               Director
---------------------------------------------
            Eugenio Garza Laguera

            /s/  JAMES F. GIBBONS              Director                      December 23, 1996
---------------------------------------------
              James F. Gibbons

              /s/  BEN F. LOVE                 Director                      December 23, 1996
---------------------------------------------
                 Ben F. Love

           /s/  KENNETH L. SMALLEY             Director                      December 23, 1996
---------------------------------------------
             Kenneth L. Smalley

             /s/  MALCOLM WALLOP               Director                      December 23, 1996
---------------------------------------------
               Malcolm Wallop

*By:  /s/  BRITTON WHITE, JR.
     -------------------------------
           Britton White, Jr.
            Attorney-in-fact

                               INDEX TO EXHIBITS

      EXHIBIT
       NUMBER                                      DESCRIPTION
       ------                                      -----------
        *5.1         -- Opinion of Perkins Cole regarding legality of the Common Stock being registered.
        23.1         -- Consent of Coopers & Lybrand L.L.P.
        23.2         -- Consent of Arthur Andersen LLP.
        23.3         -- Consent of Ernst & Young LLP.
       *24.1         -- Consent of Coopers & Lybrand.
       *24.2         -- Consent of Perkins Cole (included in their Opinion filed as Exhibit
                        5.1).
       *25.1         -- Power of Attorney.
       *28.1         -- Omnibus Compensation Plan.
       *28.2         -- Stock Option Plan for Non-Employee Directors.

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* Previously filed.